                                                                                              EXHIBIT 12.1

FREEPORT-McMoRan COPPER & GOLD INC.

Computation of Ratio of Earnings

to Fixed Charges:

                                Years Ended December 31,

    2002

    2001

    2000

   1999

    1998

                   (In Thousands)

Income from continuing operations

$

164,654

$

113,025

$

76,987

$

136,467

$

153,848

Add:

   Provision for income taxes

245,518

202,979

159,573

195,653

170,566

   Cumulative effect of accounting

     change, net

3,049

-

-

-

-

   Equity in PT Smelting losses

4,181

5,137

13,593

10,074

506

   Minority interests' share of net income       36,441          42,772           36,680           48,714            37,012

Interest expense, net

171,209

173,595

205,346

194,069

205,588

Rental expense factor                                             -                     -                    -                     188                323

Earnings available for fixed charges

$

625,052

$

537,508

$

492,179

$

585,165

$

567,843

Interest expense, net

$

171,209

$

173,595

$

205,346

$

194,069

$

205,588

Capitalized interest

12,245

9,438

7,216

3,768

19,612

Rental expense factor                                             -                     -                    -                     188                323

Fixed charges

$

183,454

$

183,033

$

212,562

$

198,025

$

225,523

Ratio of earnings to fixed charges

3.4x

2.9x

2.3x

3.0x

2.5x

Computation of Ratio of Earnings

to Fixed Charges and Preferred Dividends:

                                Years Ended December 31,

    2002

    2001

    2000

   1999

   1998

                   (In Thousands)

Income from continuing operations

$

164,654

$

113,025

$

76,987

$

136,467

$

153,848

Add:

  Provision for income taxes

245,518

202,979

159,573

195,653

170,566

  Cumulative effect of accounting

     change, net

3,049

-

-

-

-

  Equity in PT Smelting losses

4,181

5,137

13,593

10,074

506

  Minority interests' share of net income

36,441

42,772

36,680

48,714

37,012

Interest expense, net

171,209

173,595

205,346

194,069

205,588

Rental expense factor                                             -                     -                    -                     188                323

Earnings available for fixed charges

$

625,052

$

537,508

$

492,179

$

585,165

$

567,843

Interest expense, net

$

171,209

$

173,595

$

205,346

$

194,069

$

205,588

Capitalized interest

12,245

9,438

7,216

3,768

19,612

Rental expense factor                                             -                     -                    -                     188                323

Preferred dividends

69,179

70,563

72,717

68,697

65,847

Fixed charges

$

252,633

$

253,596

$

285,279

$

266,722

$

291,370

Ratio of earnings to fixed charges

2.5x

2.1x

1.7x

2.2x

1.9x

(a)

Portion of rent deemed representative of an interest factor.

(b)

For purposes of this calculation, earnings consist of income from continuing operations before income taxes, minority interests and fixed charges.  Fixed charges include interest and that portion of rent deemed representative of interest.

(c)

For purposes of this calculation, we assume that our preferred stock dividend requirements were equal to the pre-tax earnings that would be required to cover those dividend requirements.